Exhibit 4(d)

                                  SUPPLEMENT AE

                                       TO

                          INVESTMENT ADVISORY AGREEMENT

       Supplement AE made this 29th day of April, 1994, by and between Mutual of America Capital Management Corporation, a Delaware corporation (the "Adviser"), and Mutual of America Investment Corporation , a Maryland corporation (the "Company"), supplementing the investment advisory agreement dated the 21st day of April, 1993, by and between the Adviser and the Company (the "Investment Advisory Agreement").

                               W I T N E S S E T H

       WHEREAS,   the  Company  desires  to  authorize  the  Adviser  to  engage subadvisory services with respect to the management of the assets of the Aggressive Equity Fund of the Company (the "Aggressive Equity Fund") in the manner and on the terms hereinafter set forth;

       NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the Investment Advisory Agreement is hereby supplemented as follows:

       1. Engagement of Subadvisory Services. In carrying out its obligations to manage the investment and reinvestment of the assets of the Aggressive Equity Fund, the Adviser shall as appropriate and consistent with the limitations set forth in Paragraph 4 of the Investment Advisory Agreement engage, on behalf of the Aggressive Equity Fund and with the required consent of the stockholders thereof, the services of one or more subadvisers (the "Subadvisers"), subject to any limitations imposed by the Investment Company Act of 1940.

       2. Brokerage and Research Services. With respect only to the Aggressive Equity Fund, Paragraph 5 of the Investment Advisory Agreement shall be interpreted so that the term "Adviser", whenever it appears in the Paragraph, includes the Subadvisers.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplement AE to the Investment Advisory Agreement to be duly executed as of the day and year first above written.

                                      MUTUAL OF AMERICA
                               CAPITAL MANAGEMENT CORPORATION

                                   By: /s/ Thomas J. Verage
                                       -------------------------------
                                       Name:  Thomas J. Verage
                                       Title:  Senior Vice President

                                      MUTUAL OF AMERICA
                                   INVESTMENT CORPORATION

                                    By: /s/ Manfred Altstadt
                                       -------------------------------
                                       Name:  Manfred Altstadt
                                       Title: Senior Exec.Vice Pres. & CFO